Exhibit 99.1

For further information contact:
James F. Conway III, Chairman,
President and Chief Executive Officer
or
Peter M. Folger,
Senior Vice President and
Chief Financial Officer
(978) 251-6000
www.courier.com

News Release

COURIER CORPORATION

RENEWS SHAREHOLDER RIGHTS PLAN

North Chelmsford, MA — March 18, 2009 — Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced that its Board of Directors has renewed its Shareholder Rights Plan.  Courier’s Chairman and Chief Executive Officer James F. Conway III, stated, “The Board believes that a Shareholders Rights Plan enhances its ability to protect shareholder interests and ensures that shareholders receive fair treatment in the event of any coercive takeover attempt.  The Plan is intended to provide the Board with sufficient time to consider any and all alternatives to such an action.  The Board believes it is protecting the interests of all of its shareholders.”

Additional details regarding the Shareholder Rights Plan may be found in the Current Report on Form 8-K to be filed by the Courier Corporation with the Securities and Exchange Commission.

About Courier Corporation

Courier Corporation publishes, prints and sells books.  Headquartered in North Chelmsford, MA, Courier has two lines of business: full-service book manufacturing and specialty publishing. For more information, visit www.courier.com.